UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2013

Frequency Electronics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8061	11-1986657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY		11553
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (516) 794-4500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2013, the Board of Directors (the “Board”) of Frequency Electronics, Inc., a Delaware corporation (the “Company”), approved the amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”).  The Amended and Restated Bylaws became effective upon approval by the Board.  The Amended and Restated Bylaws were adopted to implement the following primary changes:

•
Update the list of stockholders, notice of meetings of stockholders and stockholder provisions to reflect certain amendments to the General Corporation Law of the State of Delaware governing such matters since the adoption of the relevant provisions of the Company’s existing bylaws.

•
Update the resignation of directors, action by unanimous consent of directors and notice and waiver notice provisions to reflect certain amendments to the General Corporation Law of the State of Delaware since the adoption of the relevant provisions of the Company’s existing bylaws permitting such actions to be taken by electronic transmission.

•
Eliminate the requirement that an annual meeting of stockholders of the Company be held on the third Tuesday in September if not determined by the Board in favor of the default provisions regarding the Board’s failure to hold an annual meeting of stockholders of the Company set forth in the General Corporation Law of the State of Delaware.

•	Eliminate the requirement that a vote of stockholders of the Company be conducted by written ballot upon demand by any stockholder.

•
Clarify that a majority of the voting power of the stockholders of the Company present and entitled to vote at a meeting of stockholders is required for stockholder action other than election of directors (which shall require a plurality vote) or as otherwise provided in the Company’s certificate of incorporation, the Amended and Restated Bylaws, the rules and regulations of any stock exchange applicable to the Company or applicable law or pursuant to any regulation applicable to the Company or its securities.

•	Clarify that solely the President, Secretary or Board may call special meetings of stockholders of the Company.

•
Clarify the persons entitled to preside over meetings of stockholders of the Company and the rights and obligations of inspectors of election, and provide that the Board or the person presiding at a meeting of stockholders of the Company may prescribe rules and regulations for the conduct of such meetings.

•	Clarify that the number of directors may not be less than 3 nor more than 12 as has been the Company’s custom and practice.

•
Eliminate the requirement that a statement of the business and condition of the Company be presented at each annual and any special meeting of the stockholders of the Company in favor of the requirements of the rules and regulations of any stock exchange applicable to the Company or applicable law or pursuant to any regulation applicable to the Company or its securities.

•
Provide that a stockholder of the Company seeking to have the stockholders of the Company take action by written consent in lieu of a meeting must request that the Board fix a record date for such purpose.

•
Provide that a stockholder of the Company desiring to nominate an individual for election to the Board or to propose business for consideration by the stockholders of the Company must provide notice of such nomination or business to the Company within certain time periods, together with certain information regarding, among other things, the stockholder, the nominee and the business proposed to be considered by the stockholders.

•	Eliminate the ability of stockholders to fix the number of directors constituting the Board other than by an amendment to the Amended and Restated Bylaws.

•
Eliminate certain restrictions on the Board’s ability to fix the compensation of directors in favor of the default provisions of the General Corporation Law of the State of Delaware permitting the Board to fix the compensation of the Company’s directors.

•
Revise the provisions governing the indemnification and advancement of expenses to the Company’s directors and officers in a manner consistent with the Company’s certificate of incorporation and to reflect the indemnification and advancements rights more commonly provided to directors of a public company such as the Company.

•	Delete the provisions purporting to govern the creation and composition of the Audit Committee of the Board in favor of the Audit Committee Charter as may be adopted from time to time by the Board.

In addition, the Amended and Restated Bylaws include conforming changes, updates and other non-substantive and technical modifications and amendments.

The foregoing description is only a summary of the amendments made to the Company’s existing bylaws by the Amended and Restated Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which are attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.                     Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Frequency Electronics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 18, 2013                                                                      Frequency Electronics, Inc.

By:/s/ Alan Miller
Name: Alan Miller
Title: Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Frequency Electronics, Inc.